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EXHIBIT 23.1

Jaspers + Hall, PC
Denver, Colorado
October 18, 2007

                         CONSENT OF INDEPENDENT AUDITOR

As independent certified public accountants, we hereby consent to the incorporation by reference in the registration statement on Form S-8 of our report dated October 5, 2007 and the audited financial statements for Time Lending California, Inc. for the fiscal years ended June 30, 2007 and 2006.

/s/ JASPER + HALL, PC

Jasper + Hall, PC
Denver, Colorado